Exhibit 10.3 to 2008 10-Q

CONVERGYS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As amended and restated effective as of January 1, 2005)

CONVERGYS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As amended and restated effective as of January 1, 2005)

1.	Introduction to Plan.

1.1 Name and Sponsor of Plan. The name of this Plan is the Convergys Corporation Supplemental Executive Retirement Plan, and its sponsor is Convergys.

1.2 Purpose of Plan. The purpose of the Plan is to provide supplemental retirement and death benefits for a select group of managers of the Company.

1.3 Effective Amendment Date of Plan.

(a) Plan Benefits Subject To Terms of This Document. In order to conform the Plan to the requirements of the American Jobs Creation Act of 2004, this document amends and restates the Plan effective as of the Effective Amendment Date (January 1, 2005). The provisions of sections 2 through 8 hereof apply to but only to:

(1) amounts that are attributable to benefits accrued under Section 4.1 hereof on or after the Effective Amendment Date;

(2) amounts that are attributable to benefits accrued under Section 4.1 prior to the Effective Amendment Date that were not earned and vested prior to the Effective Amendment Date (within the meaning of Section 1.409A-6(a)(2) and -6(a)(3)(i) of the Treasury Regulations, which provide that amounts are earned and vested only if not subject to a substantial risk of forfeiture and that the earned and vested amount is the present value of the amount that would be received upon separation from service and payment on the earliest possible date and any amount the Participant actually becomes entitled to under plan terms in effect on October 3, 2004 and without regard to services or compensation after December 31, 2004); and

(3) amounts that are attributable to benefits accrued under the provisions of the Prior Plan prior to the Effective Amendment Date that were earned and vested (within the meaning of Section 1.409A-6(a)(2) and -6(a)(3)(i) of the Treasury Regulations) prior to the Effective Amendment Date, but only if the provisions of the Prior Plan that apply to any such compensation are materially modified (within the meaning of Section 1.409A-6(a)(4) of the Treasury Regulations). This document does not by itself materially modify such provisions.

(b) Effective Date of Following Terms of This Document When Applied To Pre-Effective Amendment Date Deferred Compensation. Any benefits described in paragraph (a)(2) and (3) of this subsection 1.3 shall, beginning as of the Effective Amendment Date, be subject to the terms of sections 2 through 8 hereof as if this document had been in effect prior to the Effective Amendment Date.

(c) Incorporation of Terms of Prior Plan. Notwithstanding any other provision of the Plan, except as provided in paragraph (a)(2) and (3) of this subsection 1.3, all rules (including rules as to assumed investments and distributions) that relate to benefits under the Prior Plan shall be governed solely by the terms of the Prior Plan (which terms are incorporated herein by reference).

2. General Definitions. For all purposes of the Plan, the following terms shall have the meanings hereinafter set forth, unless the context clearly indicates otherwise.

2.1 “Beneficiary” means, with respect to any Participant, the person or entity designated by the Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant’s death. If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, his or her “Beneficiary” shall be deemed to be his or her surviving spouse or, if none, his or her estate.

2.2 “Board” means the Board of Directors of Convergys.

2.3 “Change in Control” means the occurrence of any of the events described in paragraphs (a), (b), and (c) of this subsection 2.3. All of such events shall be determined under and, even if not so indicated in the following paragraphs of this subsection 2.3, shall be subject to all of the terms of Section 1.409A-3(i)(5) of the Treasury Regulations.

(a) A change in the ownership of Convergys (within the meaning of Section 1.409A-3(i)(5)(v) of the Treasury Regulations). In very general terms, Section 1.409A-3(i)(5)(v) of the Treasury Regulations provides that a change in the ownership of Convergys occurs when a person or more than one person acting as a group acquires outstanding voting securities of Convergys that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Convergys.

(b) A change in the effective control of Convergys (within the meaning of Section 1.409A-3(i)(5)(vi) of the Treasury Regulations). In very general terms, Section 1.409A-3(i)(5)(vi) of the Treasury Regulations provides that a change in the effective control of Convergys occurs either:

(1) when a person or more than one person acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Convergys possessing 30% or more of the total voting power of the stock of Convergys; or

(2) when a majority of members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(c) A change in the ownership of a substantial portion of the assets of Convergys (within the meaning of Section 1.409A-3(i)(5)(vii) of the Treasury Regulations). In very general terms, Section 1.409A-3(i)(5)(vii) of the Treasury Regulations provides that a change in the ownership of a substantial portion of the assets of Convergys occurs when a person or more than one person acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from Convergys that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Convergys immediately prior to such acquisition or acquisitions.

2.4 “Code” means the Internal Revenue Code of 1986, as it exists as of the Effective Amendment Date and as it may thereafter be amended. A reference to a specific section of the Code shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Amendment Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any section of the Treasury Regulations that is issued under such Code section.

2.5 “Committee” means the committee appointed to administer the Plan under the provisions of subsection 5.1 hereof.

2.6 “Company” means all of the Employers considered collectively.

2.7 “Convergys” means Convergys Corporation (and, except for purposes of determining whether a Change in Control has occurred, any legal successor to Convergys Corporation that results from a merger or similar transaction).

2.8 “Date of Separation” means, with respect to any Participant, the date on which the Participant separates from service with the Company.

2.9 “Effective Amendment Date” means January 1, 2005.

2.10 “Employee” means any person who is a common law employee of the Company (i.e., a person whose work procedures are subject to control by the Company) and is treated as an employee on an employee payroll of the Company.

2.11 “Employer” means each of: (i) Convergys; and (ii) each other corporation or other organization that is deemed to be a single employer with Convergys under Section 414(b) or (c) of the Code (i.e., as part of a controlled group of corporations that includes Convergys or under common control with Convergys).

2.12 “ERISA” means the Employee Retirement Income Security Act of 1974, as it exists as of the Effective Amendment Date and as it may thereafter be amended. A reference to a specific section of ERISA shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Amendment Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation that is issued under such section as of the Effective Amendment Date or as of a later date.

2.13 “Initial Benefit Form Election Date” means, with respect to any Participant, the later of: (i) the date on which his or her initial designation as a Senior Manager eligible to participate in the Plan becomes effective pursuant to the provisions of subsection 3.1 hereof (for purposes of this subsection 2.13, the Participant’s initial designation date”); or (ii) if on the Participant’s initial designation date he or she still needs to complete at least twelve additional months of service as an Employee in order to be credited with at least five Years of Service, the 30th day after the Participant’s initial designation date, but not later than twelve months before he or she would be credited with five Years of Service (e.g., the full 30 day period is available only if there are thirteen months remaining before reaching five Years of Service). Notwithstanding the foregoing, clause (ii) of the immediately preceding sentence shall not apply to the Participant in the event the Participant’s death or a Change in Control occurs before the first annual anniversary of the Participant’s initial designation date.

2.14 “Participant” means, with respect to any date, any person who (i) is on such date or has previously been a Senior Manager and (ii) is on such date either entitled to accrue benefits under the Plan or entitled (determined without regard to the provisions of subsection 4.8 hereof) to have a benefit paid under the Plan to or with respect to him or her.

2.15 “Pension Plan” means the Convergys Corporation Pension Plan, as such plan exists as of the Effective Amendment Date and as it may thereafter be amended, and including both the part of such plan that is intended to qualify as a tax-favored plan under Section 401(a) of the Code and the part of such plan that is not intended to qualify as a tax-favored plan under Section 401(a) of the Code but instead is subject to the requirements of Section 409A of the Code. The Pension Plan is a defined benefit pension plan that is sponsored by Convergys.

2.16 “Plan” means the Convergys Corporation Supplemental Executive Retirement Plan. This document amends and restates the Plan effective as of the Effective Amendment Date to the extent indicated by subsection 1.3 hereof.

2.17 “Prior Plan” means the versions of the Plan that were in effect before the Effective Amendment Date.

2.18 “Senior Manager” means, as of any date, a person who on such date is an Employee, who has previously been designated as a participant in the Plan by action of the Board or the Committee (adopted either prior to the Effective Amendment Date or on or after such date) in accordance with the provisions of section 3 below, and who has not previously been removed as a participant in the Plan by action of the Board or the Committee adopted in accordance with the provisions of section 3 below.

2.19 “Treasury Regulations” means all final regulations issued by the U.S. Department of the Treasury under the Code, as such regulations exist as of the date on which this document is executed on its final page by an officer or representative of Convergys and as they are subsequently amended, renumbered, or superseded. A reference to a specific section or paragraph of the Treasury Regulations shall be deemed to be a reference to the provisions of such section or paragraph as it exists as of the date on which this document is executed on its final page by an officer or representative of Convergys and as it is subsequently amended, renumbered, or superseded.

2.20 “Years of Service” means, with respect to any Senior Manager, the Senior Manager’s full years of service as an Employee, computed on the basis that twelve full months of service (whether or not consecutive) constitutes one full year of service. For purposes of the Plan, service prior to January 1, 1999 as an employee with Cincinnati Bell Inc. and its affiliates shall be deemed to be service as an Employee.

3.	Eligible Employees.

3.1 Designation of Senior Managers Eligible To Participate in Plan. Either the Board or the Committee, by action taken under its policies and procedures, may at any time on or after the Effective Amendment Date designate any Employee who it determines is (or may at any time prior to the Effective Amendment Date have designated any Employee who it determined was) (i) a senior manager of the Company who is key to the success of the Company, and (ii) part of a select group of management or highly compensated employees (within the meaning of Sections 201, 301, and 401 of ERISA), as a participant in the Plan. For purposes of the Plan, such a designation shall be effective on the date such action is or was taken by the Board or the Committee (as the case may be) or such later date that is or was set by the Board or the Committee in such action. Any Employee who is or was designated as a senior manager for purposes of the Plan is referred to in the Plan as a Senior Manager.

3.2 Removal of Senior Managers as Participants in Plan. In addition, either the Board or the Committee, by action taken under its policies and procedures, may at any time on or after the Effective Amendment Date designate that any Senior Manager shall no longer be considered a Senior Manager under the Plan and shall no longer participate in the Plan (other than to the extent he or she may participate in the Plan for the purpose of receiving benefits he or she accrued while he or she was designated as a Senior Manager under the Plan) should it determine that such Employee (i) is no longer a senior manager of the Company who is key to the success of the Company or (ii) is no longer part of a select group of management or highly compensated employees (within the meaning of Sections 201, 301, and 401 of ERISA).

4.	Benefits.

4.1 Participant’s Retirement Benefit.

(a) Basic Benefit Eligibility and Formula. Subject to the other provisions of this section 4, if a Participant separates from service with the Company after completing at least five Years of Service, he or she shall be entitled to receive a monthly benefit, commencing as of the sixth month anniversary of the Participant’s Date of Separation (or, if later, the sixth month anniversary of the date on which the Participant would have both attained age 55 and completed at least ten Years of Service had he or she remained an Employee until such date) and payable for his or her life. The monthly amount of such benefit shall, subject to the other provisions of this section 4, be equal to the result obtained (not less than zero) by subtracting (i) his or her Pension Plan Benefit (determined as of his or her Date of Separation) from (ii) 50% of his or her Average Monthly Compensation (determined as of his or her Date of Separation); provided, however, that the amount of such monthly benefit shall be reduced by the sum of (i) 3.5% for each full year by which his or her years of age at his or her Date of Separation is less than 62 and (ii) 3.5% for each full year by which his or her Years of Service at his or her Date of Separation is less than 25.

(1) For purposes of this paragraph (a), a Participant’s “Average Monthly Compensation,” as determined as of the Participant’s Date of Separation, shall be the average obtained by dividing (i) his or her highest annual cash compensation target (as defined below) on any date during the five year period ending on his or her Date of Separation by (ii) 12. Notwithstanding the forgoing, Mr. Dougherty and Mr. Shanks’ “Average Monthly Compensation” shall be base salary plus annual incentive goal in effect as of December 31, 2007, without increase or decrease for changes in compensation levels after that date. For purposes hereof, a Participant’s “annual cash compensation target” means, as of any date, his or her annual base salary and annual incentive target that is in effect on such date, determined without regard to whether or not all or any part of such amount is deferred by the Participant pursuant to a deferred compensation plan or agreement, 401(k) plan, and/or cafeteria plan of the Company or is paid in the form of securities or other property which is not immediately included in his or her income for federal income tax purposes.

(2) Also for purposes of this paragraph (a), a Participant’s “Pension Plan Benefit” means the benefits (if any) which the Participant is entitled to receive under the Pension Plan, if such benefits were expressed as a monthly benefit commencing on the date as of which his or her benefit under this subsection 4.1 is to commence and payable for his or her life (as determined by the Committee in accordance with, if needed, reasonable actuarial assumptions chosen by the Committee in its discretion and which assumptions may but do not necessarily have to be the actuarial assumptions that are used under the Pension Plan as of the Participant’s Date of Separation to determine the actuarial equivalence of two different annuity benefits). If a Participant has received or is entitled to receive a benefit from the Company which, in the opinion of the Committee, is intended to supplement or be in lieu of a benefit under the Pension Plan, the value of such other benefit shall also be deemed to be a benefit under the Pension Plan.

(3) The Committee may in ancillary documentation provide for the Participant’s benefit to be computed using a different percentage income replacement, average monthly earnings definition, or any other component of the amount or payment entitlement of the benefit hereunder, which documentation may take the form of a participation agreement, employment agreement, notice of participant, or other document, which need only be agreed to by the Participant if an already-accrued benefit is affected.

(b) Special Benefit Eligibility and Formula Rule in Event of Change in Control. Notwithstanding the provisions of paragraph (a) of this subsection 4.1, if a Participant separates from service with the Company prior to completing at least five Years of Service but after a Change in Control has occurred, he or she shall be entitled to receive a monthly benefit, commencing as of the later of (i) the sixth month anniversary of the Participant’s Date of Separation, or (ii) the date on which the Participant would have both attained age 62 and completed at least 25 Years of Service had he or she remained an Employee until such date, and payable for his or her life. The monthly amount of such benefit shall be equal to the product produced by multiplying (i) the monthly amount determined under the second sentence of paragraph (a) of this subsection 4.1 by (ii) a fraction that has a numerator equal to the number of the Participant’s Years of Service as of the date of the Change in Control and a denominator equal to the Years of Service the Participant would have completed if he or she had remained an Employee until the date on which the Participant would have both attained age 62 and completed at least 25 Years of Service.

(c) Participant’s Election of Alternative Installment or Annuity Benefit Form. Notwithstanding the provisions of paragraphs (a) and (b) of this subsection 4.1, any Participant may elect, by a written form filed with the Committee on or prior to the Participant’s Initial Benefit Form Election Date and subject to the consent of the Committee and such additional administrative rules as the Committee may prescribe, to receive the benefit to which he or she may become entitled under paragraph (a) or (b) of this subsection 4.1 in either of the following forms (in lieu of a monthly benefit payable for the life of the Participant):

(1) fifteen equal annual installments that commence as of the date such benefit would otherwise commence under paragraph (a) or (b) of this subsection 4.1; or

(2) a monthly annuity commencing as of the date such benefit would otherwise commence under paragraph (a) or (b) of this subsection 4.1 and payable for the life of the Participant and continuing after his or her death to an individual Beneficiary designated by the Participant (in his or her election of this form of benefit) for the Beneficiary’s life at one-half of the rate payable during the joint lives of the Participant and the Beneficiary (provided that such Beneficiary survives the Participant).

Any optional form of benefit hereunder shall be actuarially equivalent (as determined by the Committee under reasonable actuarial assumptions chosen by the Committee in its discretion and which assumptions may but do not necessarily have to be the actuarial assumptions that are used under the Pension Plan at the time of the election to determine the actuarial equivalence of two different annuity benefits) to the standard form of benefit otherwise payable to the Participant under the provisions of paragraph (a) or (b) of this subsection 4.1. Also, if a Participant whose benefit is being paid in fifteen annual installments dies before receiving all of the installments, the remaining installments shall be paid, when due, to his or her Beneficiary.

(d) Participant’s Special Election of Alternative Lump Sum Benefit Form. Notwithstanding the provisions of paragraphs (a), (b), and (c) of this subsection 4.1, any Participant may elect, by a written form filed with the Committee on or prior to the Participant’s Initial Benefit Form Election Date and subject to the consent of the Committee and such additional administrative rules as the Committee may prescribe, to receive the benefit to which he or she may become entitled under paragraph (a), (b), or (c) of this subsection 4.1 in the form of a lump sum payment that is made as of the sixth month anniversary of the Participant’s Date of Separation (in lieu of any other form of benefit otherwise provided under paragraph (a), (b), or (c) of this subsection 4.1). Such election may designate that it is to apply (i) in the event (and only in the event) that the Participant’s Date of Separation occurs within two years after a Change in Control, (ii) in the event that the Participant’s Date of Separation occurs other than within two years after a Change in Control, or (iii) in both of the situations described in clauses (i) and (ii) of this sentence.

(1) Any such lump sum benefit shall be actuarially equivalent (as determined by the Committee in accordance with the actuarial assumptions described in subparagraph (2) immediately below) to the standard form of benefit otherwise payable to the Participant under the provisions of paragraph (a) or (b) of this subsection 4.1.

(2) The actuarial assumptions used to determine the amount of such lump sum benefit shall be based on the average of the cost quotes, obtained by the Committee from at least two insurance companies that (i) have a rating equivalent to A.M. Best A+ or higher and (ii) are licensed to do business in the State of Ohio, for the purchase of an annuity contract providing the lump sum benefit; provided, however, that if the cost quotes from the two insurance companies chosen by the Committee differ by more than 5%, a third cost quote will be obtained by the Committee from a third insurance company that meets the criteria described in this sentence and the average of the two highest quotes will be used to determine the amount of the lump sum benefit.

(e) Special Pre-December 31, 2008 Distribution Election Right. Notwithstanding the provisions of paragraphs (a), (b), (c), and (d) of this subsection 4.1, Convergys may, in its discretion and pursuant to and in accordance with certain transition relief contained in guidance that is cited in Section XII.A of the preamble to Sections 1.409A-1 through 1.409A-6 of the

Treasury Regulations and as such relief was extended in Internal Revenue Service Notice 2007-86, and by adopting and distributing written forms, notices, or other written documents, permit any Participant to make, at any time prior to December 31, 2008 and by filing with the Committee a writing or form approved or prepared by the Committee, a new election (i) to receive the benefit to which he or she is or may become entitled under subsection 4.1 hereof in any of the forms of benefit described in paragraphs (c) and (d) of this subsection 4.1 (in lieu of a monthly benefit payable for the life of the Participant or any other form of benefit permitted hereunder), even if such election occurs later than the Participant’s Initial Benefit Form Election Date.

(1) Notwithstanding the foregoing: (i) in no event shall any election made under the provisions of this paragraph (e) be given any effect under the Plan unless the Participant actually makes such new election on or before December 31, 2008; and (ii) any election made under the provisions of this paragraph (e) shall not be given any effect under the Plan if the Participant’s benefit accrued under the Plan would otherwise commence to be paid as of any date during the same calendar year as the calendar year in which the election is made or if such election attempts to cause the Participant’s benefit accrued under the Plan to commence to be paid as of any date during the same calendar year as the calendar year in which the election is made.

(2) Any written forms, notices, or other written documents adopted and distributed by Convergys under the terms of this paragraph (e) shall be deemed to be incorporated into this Plan and an amendment to this Plan.

(f) Subsequent Distribution Election. The Participant may, by filing an appropriate form with the Committee not less than twelve months before the date that any portion of the Participant’s benefit would be or begin to be paid under the forgoing provisions of section 4.1 or 4.2 (for purposes of this subparagraph (f), the subject deferred amounts’ “initial commencement date”), elect to change the form of payment of the benefit, provided that:

(1) any such new election shall not become effective until twelve months elapse from the filing of such election with the Committee (and thus will be ineffective should the subject deferred amounts’ initial commencement date occur prior to the expiration of such twelve month period);

(2) any such new election would comply with the foregoing provisions of this section 4.1 other than for the time as of which such election is made and the commencement timing of payment as per (f)(4)(C) below; and

(3) upon such a new election, the commencement date of benefit payments shall be the date five years after the subject deferred amounts’ initial commencement date.

4.2 Death Benefit.

(a) Death Benefit Eligibility. Notwithstanding any other provision of the Plan and in lieu of any other benefit applicable to the Participant under subsection 4.1 hereof, if a Participant dies while an Employee (or if a Participant who has completed five or more Years of Service dies after he or she has ceased to be an Employee but in any event before the date as of which any benefit under the Plan commences to be paid to him or her under the other provisions of the Plan), then his or her Beneficiary shall be entitled to receive a death benefit (referred to in this subsection 4.2 as the Participant’s “preretirement death benefit”).

(b) Preretirement Death Benefit’s Standard Form and Amount. Except to the extent otherwise provided in paragraphs (c) and (d) of this subsection 4.2, a Participant’s preretirement death benefit shall be payable in fifteen annual installments commencing on the 60th day following the date of the Participant’s death), provided that any scheduled payment that would have begun before such 60th day had the Participant not died shall be made at the regularly scheduled date and the actuarial equivalent shall be adjusted to reflect such payments. Such death benefit (payable in such fifteen annual installments) shall be actuarially equivalent (as determined by the Committee under reasonable actuarial assumptions chosen by the Committee in its discretion and which assumptions may but do not necessarily have to be the actuarial assumptions that are used under the Pension Plan at the time of the election to determine the actuarial equivalence of two different annuity benefits) to the monthly benefit which, had the Participant not died, would have been payable to the Participant under subsection 4.1(a) hereof or would have been payable to the Participant under subsection 4.1(a) hereof if such subsection did not require the Participant to have completed at least five Years of Service in order to be entitled to a benefit under that subsection (except that, if the Participant had not completed at least five Years of Service by the date of his or her death, such monthly benefit shall be deemed to be equal to the product produced by multiplying such monthly benefit by a fraction that has a numerator equal to the number of the Participant’s Years of Service as of the date of his or her death and a denominator equal to five).

(c) Special Election of Alternative Lump Sum Benefit Form for Preretirement Death Benefit. Notwithstanding the provisions of paragraph (b) of this subsection 4.2, any Participant may elect, by a written form filed with the Committee on or prior to the Participant’s Initial Benefit Form Election Date and subject to the consent of the Committee and such additional administrative rules as the Committee may prescribe, to have the preretirement benefit to which his or her Beneficiary may become entitled paid to the Beneficiary (in the event such death benefit actually becomes payable under this subsection 4.2) in the form of a lump sum payment paid 60 days after the date of death (in lieu of the form of benefit otherwise provided under paragraph (b) of this subsection 4.2), provided that any scheduled payment that would have begun before such 60th day had the Participant not died shall be made at the regularly scheduled date.

(1) Any such lump sum benefit shall be actuarially equivalent (as determined by the Committee in accordance with the actuarial assumptions described in subparagraph (2) immediately below) to the form of the preretirement death benefit otherwise payable to the Participant’s Beneficiary under the provisions of paragraph (b) of this subsection 4.2.

(2) The actuarial assumptions used to determine the amount of such lump sum benefit shall be based on the average of the cost quotes, obtained by the Committee from at least two insurance companies that (i) have a rating equivalent to A.M. Best A+ or higher and (ii) are licensed to do business in the State of Ohio, for the purchase of an annuity contract providing the lump sum preretirement death benefit; provided, however, that if the cost quotes from the two insurance companies chosen by the Committee differ by more than 5%, a third cost quote will be obtained by the Committee from a third insurance company that meets the criteria described in this sentence and the average of the two highest quotes will be used to determine the amount of the lump sum benefit.

(d) Special Pre-December 31, 2008 Distribution Election Right for Preretirement Death Benefit. Notwithstanding the provisions of paragraphs (b) and (c) of this subsection 4.2, Convergys may, in its discretion and pursuant to and in accordance with certain transition relief contained in guidance that is cited in Section XII.A of the preamble to Sections 1.409A-1 through 1.409A-6 of the Treasury Regulations and as such relief was extended in Internal Revenue Service Notice 2007-86, and by adopting and distributing written forms, notices, or other written documents, permit any Participant to make, at any time prior to December 31, 2008 and by filing with the Committee a writing or form approved or prepared by the Committee, a new election to have the preretirement benefit to which his or her Beneficiary may become entitled paid to the Beneficiary (in the event such death benefit actually becomes payable under this subsection 4.2) in the form of a lump sum payment 60 days after the date of the Participant’s death (in lieu of the form of benefit otherwise provided under paragraph (b) of this subsection 4.2), even if such election occurs later than the Participant’s Initial Benefit Form Election Date.

(1) Notwithstanding the foregoing: (i) in no event shall any election made under the provisions of this paragraph (d) be given any effect under the Plan unless the Participant actually makes such new election on or before December 31, 2008; and (ii) any election made under the provisions of this paragraph (d) shall not be given any effect under the Plan if the preretirement death benefit would otherwise commence to be paid as of any date during the same calendar year as the calendar year in which the election is made or if such election attempts to cause the preretirement death benefit to commence to be paid as of any date during the same calendar year as the calendar year in which the election is made.

(2) Any written forms, notices, or other written documents adopted and distributed by Convergys under the terms of this paragraph (d) shall be deemed to be incorporated into this Plan and an amendment to this Plan.

4.3 Annuity and Installment Payments After Initial Payment. Any monthly payment under an annuity benefit provided under the Plan with respect to a Participant that is made after the first payment of such annuity shall be made as of a monthly anniversary of the first payment of such annuity. Similarly, any annual payment under an installment benefit provided under the Plan with respect to a Participant that is made after the first payment of such installment method shall be made as of an annual anniversary of the first payment of such annuity.

4.4 Distributions for Payment of Taxes.

(a) Distribution for FICA and Related Income Taxes. Notwithstanding any other provision of the Plan, the Company shall have the right (without notice to or approval by a Participant, his or her Beneficiary, or any other person) to pay the Federal Insurance Contributions Act (for purposes of this paragraph (a), “FICA”) tax imposed under Code Sections 3101, 3121(a), and 3121(v)(2) on compensation deferred under the Plan with respect to the Participant (for purposes of this paragraph (a), the “FICA amount”), plus (i) any income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA amount and (ii) any additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes, from any benefit accrued under the Plan with respect to the Participant (or from any amounts otherwise payable by the Company to or on account of the Participant).

(1) However, the total payment that is taken under the provisions of this paragraph (a) from any benefit accrued under the Plan for the Participant must not exceed the aggregate of the FICA amount and the income tax withholding related to the FICA amount.

(2) To the extent payments made in accordance with the provisions of this paragraph (a) are satisfied from any benefit accrued under the Plan for the Participant, then such benefit will immediately be reduced by the present actuarial equivalent value of such payments.

(b) Distributions for Benefit Payment Tax Withholding Requirements. Also notwithstanding any other provision of the Plan, the Company shall have the right (without notice to or approval by a Participant, his or her Beneficiary, or any other person) to withhold from any amounts otherwise payable by the Company to or on account of the Participant, or from any payment otherwise then being made by the Company to the Participant, his or her Beneficiary, or any other person by reason of the Plan, an amount which the Company determines is sufficient to satisfy all federal, state, local, and foreign tax withholding requirements that may apply with respect to such benefit payment made under the Plan. To the extent such tax withholding requirements are satisfied from any payment otherwise then being made by the Company to the Participant, his or her Beneficiary, or any other person by reason of the Plan, the amount so withheld shall be deemed a distribution under the Plan to the Participant, his or her Beneficiary, or such other person, as the case may be.

4.5 Administrative Period To Make Payment. The other provisions of this section 4 provide that any payment that is made under the Plan to or with respect to a Participant shall occur “as of” a specific date and sometimes refer to such a date as a “commencement date” or a “payment date.” However, in accordance with the provisions of Section 1.409A-3(d) of the Treasury Regulations and in order to permit a reasonable administrative period for the Company to make payments required under the Plan, and notwithstanding any other provision of this section 4 or any other provision of the Plan, any payment that is made under the Plan to or with respect to a Participant shall be deemed to have been made as of the specific date as of which it is to be paid under the other provisions of the Plan as long as it is made no earlier than 30 days before such date and no later than a later date within the same tax year of the Participant (or, if later, by the 15th day of the third calendar month following such specified date), provided that the Participant shall not be permitted directly or indirectly to designate the tax year of payment.

4.6 Employer To Make Payment. Unless the Committee otherwise provides, any payment with respect to a Participant’s benefit under this Plan shall be the liability of and, subject to the provisions of subsection 6.2 hereof, made by the Employer which last employs the Participant as a Senior Manager prior to the payment.

4.7 Facility of Payment. Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Committee, is unable to properly manage the person’s financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select, and any such payment shall be deemed to be payment for such person’s account and shall be a complete discharge of all liability of the applicable Employer with respect to the amount so paid.

4.8 Special Forfeiture Provisions. Notwithstanding any other provision of the Plan, the Committee may, in its sole and absolute discretion, forfeit any benefit or part of a benefit that is or has been accrued by a Participant under the other provisions of this section 4 (and which benefit has not yet been paid), in which case such benefit or part of a benefit shall not be payable under this Plan, if the Committee determines that any of the following events has occurred:

(a) Discharge for Cause. The Participant is discharged by an Employer for cause. For purposes of the Plan, “cause” means a Participant has violated the Employer’s Code of Business Conduct, has acted recklessly in the performance of duties for the Employer, or has been convicted of a felony;

(b) Prior Misconduct. The Participant had while employed by an Employer engaged in conduct that was not then known by the Employer but could and reasonably would have resulted in the Participant being discharged for cause had the Employer then known of such conduct; or

(c) Competition with Employer. The Participant, without the express written consent of the Board or the Committee, at any time is employed by, becomes associated with, renders service to, or owns an interest in any business that is competitive with any Employer or with any business in which an Employer has a substantial interest (other than as a shareholder with a nonsubstantial interest in such business).

4.9 No Other Benefits Under Plan. Except as otherwise is specifically provided in this section 4 or by other action by the Board or the Committee, no Participant, or any person claiming by or through him or her, shall be entitled to receive any benefit under the Plan.

5.	Administration of Plan.

5.1 Administrator of Plan. Convergys shall be the administrator of the Plan. However, the Plan shall be administered on behalf of Convergys by the Committee. The Committee shall be the Compensation Committee of the Board, unless and until the Board appoints a different committee to administer the Plan.

5.2 Powers of Committee. The Committee, in connection with administering the Plan, is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan and is given complete discretionary authority to determine any person’s eligibility for benefits under the Plan, to construe the terms of the Plan, and to decide any other matters pertaining to the Plan’s administration. The Committee shall determine any question arising in the administration, interpretation, and application of the Plan, which determination shall be binding and conclusive on all persons (subject only to the claims procedure provisions of subsection 5.6 below). The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly.

5.3 Actions of Committee.

(a) Manner of Acting as Committee. The Committee shall act by a majority of its members at the time in office, and any such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action appoint subcommittees and may authorize any one or more of its members or any agent of it to execute any document or documents or to take any other action, including the exercise of discretion, on behalf of the Committee.

(b) Appointment of Agents. The Committee may appoint or employ such counsel, auditors, physicians, clerical help, actuaries, and/or any other agents as in the Committee’s judgment may seem reasonable or necessary for the proper administration of the Plan, and any agent it so employs may carry out any of the responsibilities of the Committee that are delegated to him or her with the same effect as if the Committee had acted directly. The Committee may provide for the allocation of responsibilities for the operation of the Plan.

(c) Conflict of Interest of Committee Member. Any member of the Committee who is also a Participant in the Plan shall not participate in any meeting, discussion, or action of the Committee that specifically concerns his or her own situation.

5.4 Compensation of Committee and Payment of Administrative Expenses. The members of the Committee shall not receive any extra or special compensation for serving as the administrative committee with respect to the Plan and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction. All expenses of the administration of the Plan shall be paid by the Company.

5.5 Limits on Liability. The Company shall hold each member of the Committee harmless from any and all claims, losses, damages, expenses, and liabilities arising from any act or omission of the member under or relating to the Plan, other than any expenses or liabilities resulting from the member’s own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.

5.6 Claims Procedures.

(a) Initial Claim. If a Participant, a Participant’s Beneficiary, or any other person claiming through a Participant has a dispute as to the failure of the Plan to pay or provide a benefit, as to the amount of Plan benefit paid, or as to any other matter involving the Plan, the person may file a claim for the benefit or relief believed by the person to be due. Such claim must be provided by written notice to the Committee. The Committee shall decide any claims made pursuant to this subsection 5.6.

(b) Rules If Initial Claim Is Denied. If a claim made pursuant to paragraph (a) of this subsection 5.6 is denied, in whole or in part, the Committee shall generally furnish notice of the denial in writing to the claimant within 90 days (or, if a Participant’s disability is material to the claim, 45 days) after receipt of the claim by the Committee; except that if special circumstances require an extension of time for processing the claim, the period in which the Committee is to furnish the claimant written notice of the denial shall be extended for up to an additional 90 days (or, if a Participant’s disability is material to the claim, an additional 30 days), and the Committee shall provide the claimant within the initial 90-day (or 45-day) period a written notice indicating the reasons for the extension and the date by which the Committee expects to render the final decision.

(c) Final Denial Notice. If a claim made pursuant to paragraph (a) of this subsection 5.6 is denied, in whole or in part, the final notice of denial shall be written in a manner designed to be understood by the claimant and set forth (i) the specific reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the claimant wishes to appeal such denial of his or her claim, including the time limits applicable to making a request for an appeal and, in the event the claim is one for benefits under the Plan, a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

(d) Appeal of Denied Claim. Any claimant who has a claim denied under the foregoing paragraphs of this subsection 5.6 may appeal the denied claim to the Committee. Such an appeal must, in order to be considered, be filed by written notice to the Committee within 60 days (or, if a Participant’s disability is material to the claim, 180 days) of the receipt by the claimant of a written notice of the denial of his or her initial claim. If any appeal is filed in accordance with such rules, the claimant (i) shall be given, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and (ii) shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim. A formal hearing may be allowed in its discretion by the Committee but is not required.

(e) Appeal Process. Upon any appeal of a denied claim, the Committee shall provide a full and fair review of the subject claim, taking into account all comments, documents, records, and other information submitted by the claimant (without regard to whether such information was submitted or considered in the initial benefit determination of the claim), and generally decide the appeal within 60 days (or, if a Participant’s disability is material to the claim, 45 days) after the filing of the appeal; except that if special circumstances require an extension of time for processing the appeal, the period in which the appeal is to be decided may be extended for up to an additional 60 days (or, if a Participant’s disability is material to the claim, an additional 45 days) and the Committee shall provide the claimant written notice of the extension prior to the end of the initial period. However, if the decision on the appeal is extended due to the claimant’s failure to submit information necessary to decide the appeal, the period for making the decision on the appeal shall be tolled from the date on which the notification of the extension is sent until the date on which the claimant responds to the request for additional information.

(f) Appeal Decision Notice If Appeal Is Denied. If an appeal of a denied claim is denied, the decision on appeal shall (i) be set forth in a writing designed to be understood by the claimant, (ii) specify the reasons for the decision and references to pertinent provisions of this Plan on which the decision is based, and (iii) contain statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and, in the event the appeal involves a claim for benefits under the Plan, of the claimant’s right to bring a civil action under Section 502(a) of ERISA. The decision on appeal shall generally be furnished to the claimant by the Committee within the applicable appeal period that is described above.

(g) Miscellaneous Claims Procedure Rules. If a Participant’s disability is material to an applicable claim appeal, then, notwithstanding the foregoing, the Committee shall appoint other persons who are not either members of the Committee or subordinates of any such members to conduct the appeal (and any reference to the Committee in the foregoing paragraphs of this subsection 5.6 that deal with such appeal shall be read to refer to such other appointed persons). Also, a claimant may appoint a representative to act on his or her behalf in making or pursuing a claim or an appeal of a claim. In addition, the Committee may prescribe additional rules which are consistent with the other provisions of this subsection 5.6 in order to carry out the claim procedures of this Plan.

6.	Funding Obligation.

6.1 General Rule for Source of Benefits. Except as is otherwise provided herein, all payments of any benefit provided under the Plan to or on account of a Participant shall be made from the general assets of the Employer which last employed the Participant as a Senior Manager. Notwithstanding any other provision of the Plan, neither the Participant, his or her Beneficiary, nor any other person claiming through the Participant shall have any right or claim to any payment of the benefit to be provided pursuant to the Plan which in any manner whatsoever is superior to or different from the right or claim of a general and unsecured creditor of such Employer.

6.2 “Rabbi” Trust. Notwithstanding the provisions of subsection 6.1 hereof, Convergys may, in its sole and absolute discretion, establish a trust (for purposes of this subsection 6.2, the “Trust”) to which contributions may be made by an Employer in order to fund the Employer’s obligations under the Plan. If, and only if, Convergys exercises its discretion to establish a Trust, the following paragraphs of this subsection 6.2 shall apply (notwithstanding any other provision of the Plan).

(a) Grantor Trust Requirement. The part of the Trust attributable to any Employer’s contributions to the Trust (for purposes of this subsection 6.2, such Employer’s “Trust account”) shall be a “grantor” trust under the Code, in that such Employer shall be treated as the grantor of such Employer’s Trust account within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code.

(b) Creditors Rights Under Trust When Employer Insolvent. Any Employer’s Trust account shall be subject to the claims of such Employer’s creditors in the event of such Employer’s insolvency. For purposes hereof, an Employer shall be considered “insolvent” if either (i) such Employer is unable to pay its debts as they become due or (ii) such Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(c) Contributions To Trust. Except as may otherwise be required by the terms of the Trust itself or by subparagraph (1) of this paragraph (c), an Employer may make contributions to its Trust account for the purposes of meeting its obligations under the Plan at any time, and in such amounts, as such Employer determines in its discretion.

(1) Notwithstanding the foregoing provisions of this paragraph (c), in the event of a Change in Control (except when such Change in Control is part of a change in an Employer’s financial health within the meaning of Section 409A(b)(2) of the Code), the Company shall, within five business days after the Change in Control, contribute such amounts as are necessary to cause the full present value of all benefits that are accrued under the Plan as of the date of the Change in Control to be fully funded under the Trust.

(2) For purposes of the provisions of subparagraph (1) of this paragraph (c), the full present value of all benefits that are accrued under the Plan as of the date of the Change in Control shall be determined based on the following assumptions: (i) the date of retirement for each Participant shall be considered to be the later of the date on which such Participant shall both have attained at least age 62 and have completed at least 25 Years of Service or the date of the Change in Control and (ii) the interest and mortality assumptions shall be the same as those used for funding the Pension Plan for its plan year in which the Change in Control occurs (or, if such assumptions are not yet established, the analogous assumptions used for the Pension Plan’s immediately preceding plan year).

(d) Payments From Trust. Any payment otherwise required to be made by an Employer under the Plan shall be made by such Employer’s Trust account instead of such Employer in the event that such Employer fails to make such payment directly and such Employer’s Trust account then has sufficient assets to make such payment, provided that such Employer is not then insolvent. If such Employer becomes insolvent, however, then all assets of such Employer’s Trust account shall be held for the benefit of such Employer’s creditors and payments from such Employer’s Trust account shall cease or not begin, as the case may be.

(e) Remaining Liability of Employer. Unless and except to the extent any payment required to be made pursuant to the Plan by an Employer is made by such Employer’s Trust account, the obligation to make such payment remains exclusively that of such Employer.

(f) Terms of Trust Incorporated. The terms of the Trust are hereby incorporated by reference into the Plan. To the extent the terms of the Plan conflict with the terms of the Trust, the terms of the Trust shall control.

7.	Amendment and Termination of Plan.

7.1 Right and Procedure to Terminate Plan. Convergys reserves the right to terminate the Plan in its entirety.

(a) Procedure To Terminate Plan. The procedure for Convergys to terminate the Plan in its entirety is as follows. In order to completely terminate the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of Convergys and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to terminate the Plan. Such resolutions shall set forth therein the effective date of the Plan’s termination.

(b) Effect of Termination of Plan. In the event the Board adopts resolutions completely terminating the Plan, no further benefits may be paid after the effective date of the Plan’s termination. Notwithstanding the foregoing, the Plan’s termination shall not affect the payment (in accordance with the provisions of the Plan, including but not limited to the provisions of subsection 4.8 hereof) of each Participant’s accrued benefit under the Plan as determined as of the later of the effective date of the Plan’s termination or the date such resolutions terminating the Plan are adopted. For purposes of this subsection 7.1 and the provisions of subsection 7.2 hereof, a Participant’s “accrued benefit under the Plan” means, as of any date, the Plan benefit that would have applied under the Plan to the Participant if he or she had permanently ceased to be an Employee no later than such date.

7.2 Amendment of Plan. Subject to the other provisions of this subsection 7.2, Convergys may amend the Plan at any time and from time to time in any respect; provided that no such amendment shall affect the payment (in accordance with the provisions of the Plan, including but not limited to the provisions of subsection 4.8 hereof) of each Participant’s accrued benefit under the Plan (as defined in subsection 7.1(b) hereof) as determined as of the later of the effective date of the amendment or the date such amendment is adopted.

(a) Procedure To Amend Plan. Subject to the provisions of paragraph (b) of this subsection 7.2, in order to amend the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of Convergys and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to amend the Plan. Such resolutions shall either (i) set forth the express terms of the Plan amendment or (ii) simply set forth the nature of the amendment and direct an officer of Convergys to have prepared and to sign on behalf of Convergys the formal amendment to the Plan. In the latter case, such officer shall have prepared and shall sign on behalf of Convergys an amendment to the Plan which is in accordance with such resolutions.

(b) Alternative Procedure To Amend Plan. In addition to the procedure for amending the Plan set forth in paragraph (a) of this subsection 7.2, the Board may also adopt resolutions, pursuant and subject to the regulations or by-laws of Convergys and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to delegate to any officer of Convergys or to the Committee the authority to amend the Plan.

(1) Such resolutions may either grant the officer or the Committee broad authority to amend the Plan in any manner the officer or the Committee deems necessary or advisable or may limit the scope of amendments he, she, or it may adopt, such as by limiting such amendments to matters related to the administration of the Plan. In the event of any such delegation to amend the Plan, the officer or the Committee to whom or which authority is delegated shall amend the Plan by having prepared and signed on behalf of Convergys an amendment to the Plan which is within the scope of amendments which he, she, or it has authority to adopt.

(2) Also, any such delegation to amend the Plan may be terminated at any time by later resolutions adopted by the Board.

(3) Finally, in the event of any such delegation to amend the Plan, and even while such delegation remains in effect, the Board shall continue to retain its own right to amend the Plan pursuant to the procedure set forth in paragraph (a) of this subsection 7.2.

8.	Miscellaneous.

8.1 Delegation. Except as is otherwise provided in sections 5 and 7 hereof, any matter or thing to be done by Convergys shall be done by its Board, except that, from time to time, the Board by resolution may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Board, as the case may be.

8.2 Non-Alienation of Benefits.

(a) General Non-Alienation Rule. Except to the extent required by applicable law, no Participant or Beneficiary may alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of the right to receive the payments required to be made by the Company hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. In the event of any attempt to alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of the right to receive the payments required to be made by the Company hereunder, the Company shall have no further obligation to make any payments otherwise required of it hereunder (except to the extent required by applicable law).

(b) Exception for Domestic Relations Orders. Notwithstanding the provisions of paragraph (a) of this subsection 8.2, any benefit payment otherwise due to a Participant under the Plan may, in the discretion of the Committee and if it determines such action is required to satisfy applicable law, be made to a person other than the Participant to the extent necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B) and Section 206(d)(3)(B)(i) of ERISA).

8.3 No Spousal Rights. Nothing contained in the Plan shall give any spouse or former spouse of a Participant any right to benefits under the Plan of the types described in Code Sections 401(a)(11) and 417 (relating to qualified preretirement survivor annuities and qualified joint and survivor annuities).

8.4 Separation From Service. For all purposes of the Plan, a Participant shall be deemed to have separated from service with the Company on the date he or she dies, retires, or otherwise has a separation from service with the Company’s controlled group. The following subsections of this subsection 8.4 shall apply in determining when a Participant has incurred a separation from service with the Company’s controlled group.

(a) Effect of Leave of Service. The Participant’s service with the Company’s controlled group shall be treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence where there is a reasonable expectation that the Participant will return to perform services for the Company’s controlled group (but not beyond the later of the date on which the leave has lasted for six months or the date on which the Participant no longer retains a right of reemployment with the Company’s controlled group under an applicable statute or by contract).

(b) Determination of Separation From Service. For purposes of the Plan, a separation from service of the Participant with the Company’s controlled group as of any date shall be determined to have occurred when, under all facts and circumstances, either (i) no further services will be performed by the Participant for the Company’s controlled group after such date or (ii) the level of bona fide services the Participant will perform for the Company’s controlled group after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or as an independent contractor) by the Participant for the Company’s controlled group over the immediately preceding 36-month period (or the full period of the Participant’s service for the Company’s controlled group if such period has been less than 36 months).

(c) Controlled Group Definition. For purposes of this subsection 8.4, the “Company’s controlled group” means, collectively, (i) each Employer and (ii) each other corporation or other organization that is deemed to be a single employer with an Employer under Section 414(b) or (c) of the Code (i.e., as part of a controlled group of corporations that includes an Employer or under common control with an Employer), provided that such Code sections will be applied and interpreted by substituting “at least 50 percent” for each reference to “at least 80 percent” that is contained in Code Section 1563(a)(1), (2), and (3) and in Section 1.414(c)-2 of the Treasury Regulations.

8.5 No Effect On Employment. The Plan is not a contract of employment, and the terms of employment of any Senior Manager shall not be affected in any way by the Plan except as specifically provided in the Plan. The establishment of the Plan shall not be construed as conferring any legal rights upon any Senior Manager for a continuation of employment, nor shall it interfere with the right of the Company to discharge any Employee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in the Plan. Each Participant (and any Beneficiary of or other person claiming through the Participant) who may have or claim any right under the Plan shall be bound by the terms of the Plan.

8.6 Applicable Law. The Plan shall be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

8.7 Separability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

8.8 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

8.9 Application of Code Section 409A. The Plan is intended to satisfy and comply with all of the requirements of Section 409A of the Code and any Treasury Regulations issued thereunder. The provisions of the Plan shall be interpreted and administered in accordance with such intent.

IN ORDER TO EFFECT THE PROVISIONS OF THIS PLAN DOCUMENT, Convergys Corporation, the sponsor of the Plan, has caused its name to be subscribed to this Plan document, to be effective as of January 1, 2005.

CONVERGYS CORPORATION

By:	/s/ David R. Whitwam
Chair, Compensation and Benefits Committee
August 26, 2008